UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DUCKWALL-ALCO STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This amendment is being filed to include the form of proxy, which was inadvertently omitted from the original filing.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2008

To our Stockholders:

The Annual Meeting of the Stockholders of Duckwall-ALCO Stores, Inc. will be held at our principal executive offices, at 401 Cottage Street, Abilene, Kansas, on Wednesday, June 4, 2008, at 10:00 a.m. local time, for the following purposes:

1. To elect five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2009;

3. To amend our Non-Qualified Stock Option Plan for Non-Management Directors to, among other things, (i) increase the number of shares for issuance under the plan from 120,000 to 200,000 and (ii) eliminate the limit on the number of shares that may be awarded under the plan to a director; and

4. To act upon any other business that may properly come before the annual meeting or any adjournments of that meeting.

In accordance with our Bylaws, the Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments of that meeting.

You are cordially invited to attend the meeting. Whether or not you intend to attend the meeting, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors

/s/ Charles E. Bogan
Charles E. Bogan
Vice President and Secretary

May 14, 2008

Abilene, Kansas

DUCKWALL-ALCO STORES, INC.

401 Cottage Street

Abilene, Kansas, 67410-2832

__________________

PROXY STATEMENT

__________________

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2008

__________________

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation (“Duckwall” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Duckwall for use at the Annual Meeting of Stockholders to be held on Wednesday, June 4, 2008, and at any adjournment or adjournments thereof (the “Annual Meeting”). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal executive offices of the Company, located at 401 Cottage Street, Abilene, Kansas, 67410-2832.

This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about May 14, 2008.

Proxies

You are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted IN FAVOR of the election of the nominees for director named in this Proxy Statement, IN FAVOR of ratifying the selection of the accounting firm of KPMG LLP as the Company's independent accountants for the fiscal year ending February 1, 2009 ("Fiscal 2009"), and IN FAVOR of amending the Duckwall-ALCO Stores, Inc. Non-Qualified Stock Option Plan for Non-Management Directors to increase the number of shares for issuance under that plan, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed attorneys-in-fact.

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Voting at the Meeting

For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, par value $0.0001 per share (“Common Stock”), shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's Common Stock as of the close of business on April 18, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, 3,810,569 shares of the Company's Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose.

The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is necessary to ratify the selection of KPMG LLP as the Company's independent accountants, to approve the amendment to the Duckwall-ALCO Stores, Inc. Non-Qualified Stock Option Plan for Non-Management Directors to increase the number of shares for issuance under that plan, and to approve such other matters as properly may come before the Annual Meeting or any adjournment thereof.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, the internet, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by the Company.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of the Company located at 401 Cottage Street, Abilene, Kansas. The list also will be available at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that our Board of Directors will consist of between five and seven members. Since the last annual meeting of stockholders, the Company's Board of Directors was reduced from seven to five members.

One of the purposes of this Annual Meeting is to elect five directors to serve for a one-year term expiring at the Annual Meeting of Stockholders in 2009 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of all of the independent directors, the Board of Directors has designated Royce L. Winsten, Raymond A.D. French, James G. Hyde, Lolan C. Mackey and Dennis E. Logue as the five nominees proposed for election at the Annual Meeting.

Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for such nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends that you vote for the election of Royce L. Winsten, Raymond A.D. French, Lolan C. Mackey, Dennis E. Logue and James G. Hyde as directors.

INFORMATION ABOUT DIRECTOR NOMINEES

Following is certain information regarding each person nominated by the Board of Directors for election as a director at the Annual Meeting. There are no family relationships between the nominees. Unless otherwise indicated, the nominees and directors have had the indicated principal occupation for at least the past five years.

ROYCE L. WINSTEN

Mr. Winsten, age 50, has been a director since October, 2007, and currently serves as Chairman of the Board. He is Chairman of the Audit Committee and of the Strategy, Budget & Planning Committee. Since 2005, he has served as a Managing Director of Shore Capital Management LLC, a New Jersey based firm providing securities analysis, investment advisory and portfolio management services. From 2002 to 2005, Mr. Winsten served as a Vice President of UBS Financial Services, Inc. He is a Chartered Financial Analyst, and holds a Masters of Business Administration degree from The Fuqua School of Business, Duke University, in addition to studying international economic integration and monetary union with the Institute for European Studies at the London School of Economics and Political Science, London, UK.

RAYMOND A.D. FRENCH

Mr. French, age 39, has been a director since March, 2008. He is a member of the Compensation Committee, the Strategy, Budget & Planning Committee and the Governance Committee. Since 2003, Mr. French has been the Chairman of Strongbow Capital, Ltd., which invests in equity securities and is based in Grand Cayman, British West Indies. During the same period, he has also been the Chairman of Strongbow Capital Management, Ltd., which acts as investment manager to Strongbow Capital Ltd. Mr. French received his Bachelors Degree from Trinity College in Dublin, Ireland, and a Masters Degree in Real Estate Development from Columbia University. Mr. French is a citizen of the Republic of Ireland.

JAMES G. HYDE

Mr. Hyde, age 36, has been a director since March, 2008. He is the Chairman of the Compensation Committee, and a member of the Strategy, Budget & Planning Committee and the Governance Committee. From 2006 through March 2008, Mr. Hyde served as a sales consultant for The Thomson Corporation, which publishes legal, business, and regulatory information in print and on electronic services. From 1994 to 2006, Mr. Hyde was self-employed as a manufacturer’s representative.

DENNIS E. LOGUE

Mr.Logue, age 64, has been a director since 2005. He is the Chairman of the Governance Committee and a member of the Audit Committee. Mr. Loguehas served as Chairman of the Board of Ledyard National Bank since 2005. From 2001 to 2005, he was Dean of the Michael F. Price College of Business at the University of Oklahoma. Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from 1974 to 2001. He is the author or co-author of more than eighty professional papers on a wide variety of financial topics. He has authored or co-authored six books on pension plans. He also serves as a director of Waddell & Reed Financial, Inc. and Abraxas Petroleum Corp.

LOLAN C. MACKEY

Mr. Mackey, age 61, has been a director since 1998. He is a member of the Audit Committee, Compensation Committee and Strategy, Budget & Planning Committee. Mr. Mackey has been a partner of Diversified Retail Solutions LLC, a retail senior management advisory firm, since 1997. For 25 years prior thereto, Mr. Mackey was employed in various capacities by Wal-Mart Stores, Inc. From 1990 to 1994, he was Vice President of Store Planning. From 1994 to 1997, he was Vice President of International Operations.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Standing Committees; Meetings; Independence

Pursuant to the Company’s Bylaws, the Board of Directors has established four standing committees: Audit Committee, Compensation Committee, Strategy, Budget & Planning Committee and Governance Committee. The Company does not currently have a nominating committee. The current members of each standing committee are as follows: Audit Committee - Messrs. Winsten (Chairman), Logue and Mackey; Compensation Committee - Messrs. Hyde (Chairman), French and Mackey; Strategy, Budget & Planning Committee - Messrs. Winsten (Chairman), French, Hyde and Mackey; and Governance Committee - Messrs. Logue (Chairman), French and Hyde.

During the fiscal year ended February 3, 2008 (“Fiscal 2008”), the Board of Directors and the Audit Committee each held seven meetings. The Compensation Committee held eight meetings, the Budget & Planning Committee held two meetings and the Governance Committee held zero meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during Fiscal 2008.

The Company’s policy is to ask directors to attend the annual meeting of stockholders. All directors who were directors as of the date of the annual meeting attended the Company’s most recent annual meeting.

The Board of Directors has determined that each of its members is independent as defined in Rule 4200(a)(15) of the NASDAQ Stock Market.

Nomination Process; Stockholder Nominations

Currently, the Board does not have a Nominating Committee or other committee of the Board performing similar functions. Because the Board has determined that each member of the Board is independent, the Board believes a separate nominating committee is unnecessary at this time. Instead, the Board as a whole acts as nominating committee for the selection of all nominees for election at stockholder meetings.

In identifying nominees for the Board of Directors, the Board relies on personal contacts of its members and management.  The Board will also consider candidates recommended by stockholders in accordance with the policies and procedures set fort in this Proxy Statement. However, the Board may choose not to consider an unsolicited candidate recommendation if no vacancy exists on the Board.  The Board may, in its discretion, use an independent search firm to identify nominees.

The Board members evaluate each potential nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in finance, retail and general business, as well as strategic thinking, business management, capital markets and corporate governance. In determining whether to recommend a director for re-election, the members also consider the director's past attendance at meetings and participation in and contributions to the activities of the members. As a matter of practice, when evaluating recommended nominees for directors, the Board members consider the nominee's character, judgment, independence, financial or business acumen, diversity of experience and ability to represent and act on behalf of all stockholders, as well as the needs of the Board.

Stockholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Chairman of the Board, in care of the Company’s Secretary, at 401 Cottage, Abilene, Kansas 67410-2832, on or before January 8, 2009. In addition to the name of the candidate, a stockholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•

if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and

•

pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight of (a) the integrity of the Company’s financial statements, financial reporting process and internal control system, (b) the Company’s compliance with legal and regulation requirements, (c) the independent auditor qualifications and independence, (d) the performance of the Company’s independent accountants, and (e) the system of internal controls, disclosure controls and procedures established by management. The Audit Committee is expected to maintain and encourage free and open communication with the independent accountants, management of the Company and the Board, and should foster adherence to the Company’s policies, procedures and practices at all levels. The Audit Committee is responsible for selecting, engaging and evaluating the performance of the Company’s independent accountants and for approving the scope of the engagement and the terms of their engagement letter. The Audit Committee is responsible for and has adopted a policy and procedure regarding the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that Royce L. Winsten is an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K. The Board has determined that Mr. Royce L. Winsten is independent, as independence for audit committees is defined in the applicable listing standards of the NASDAQ National Stock Market. Under SEC regulations, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933, as a result of being identified as an audit committee financial expert. Further, the designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability on such person that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

The Audit Committee is governed by the Amended and Restated Audit Committee Charter a copy of which is available on our website at www.ALCOstores.com.

The information in or referenced to in the previous paragraph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended February 3, 2008, with management and the independent accountants. The Audit Committee has also discussed and reviewed with the independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which relates to the accountants’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, that relates to the accountants’ independence from the Company and its subsidiaries and has discussed with the independent public accountants their independence. The Audit Committee has considered whether other non-audit services provided by the independent accountants to the Company are compatible with maintaining the auditor's independence and has discussed with KPMG LLP the independence of that firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 3, 2008, for filing with the SEC.

This report is made over the name of each continuing member of the Audit Committee at the time of such recommendation, namely:

Royce L. Winsten
Lolan C. Mackey
Dennis E. Logue

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

The Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers, including the chief executive officer's compensation, although the ultimate responsibility for approving the compensation programs of our named executive officers rests with the Board. The Compensation Committee also administers the Company's Incentive Stock Option Plan and the Non-Qualified Stock Option Plan for Non-Management Directors. Although it may choose to do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for executive officers but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company's by the Compensation Committee.

The Compensation Committee adopted a Compensation Committee Charter on April 4, 2007, a copy of which is available on our website at www.ALCOstores.com.

See “EXECUTIVE COMPENSATION AND OTHER MATTERS – Compensation Discussion and Analysis” for further information on the processes we follow in setting compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:	Lolan C. Mackey
James G. Hyde
Raymond A.D. French

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives. This CD&A is a discussion and analysis of the various executive compensation policies, programs and practices developed by the Compensation Committee, and is intended to provide insight into the Compensation Committee’s decision making process for determining the compensation for our named executive officers, including:

•	Bruce Dale, age 60, who served as our President and Chief Executive Officer until February, 22, 2008. From 2003 to 2004, Mr. Dale was President and CEO of Franks Nursery and Crafts, Inc.

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Donny R. Johnson, age 46, who began serving as our interim President and Chief Executive Officer on February 22, 2008, previously served as our Senior Vice President – Chief Financial Officer from August 1, 2007 through February 22, 2008. For the five years prior to that, he was Executive V.P. & Chief Financial Officer for Brookshire Brothers.

•	Michael S. Marcus, age 53, who served as our Vice President Finance and Treasurer until April 26, 2007. From 2004 to 2006, Mr. Marcus served in various capacities with the Company.

•	Tom L. Canfield, Jr., age 53, who serves as our Senior Vice President – Logistics/Administration. From 1973 to 2006, Mr. Canfield served in various capacities with the Company.

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James E. Schoenbeck, age 64, who served as our Senior Vice President – Real Estate until February 1, 2008. From 1988 to 2005, Mr. Schoenbeck served as Senior Vice President - Operations and Advertising.

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John R. Sturdivant, age 63, who served as our Senior Vice President – Store Operations until April 11, 2008. For more than five years prior to that, he served as Regional Vice President of Jo-Ann Stores, Inc.

Our mission as a company is to be the best general merchandise retailer in America, serving smaller, hometown communities. We strive every day to achieve that goal with our work ethic, quality selection of goods, competitive prices, and friendly service of bygone days.

             The Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to our Company’s mission, corporate performance and increased stockholder value. Relative to other companies, we believe that our program is relatively simple and conservative. For our most senior executive officers, the program consists primarily of three elements – base salary, an opportunity for an annual cash incentive award and an opportunity for stock option grants.Base salary increases, the size of the annual cash incentive awards and the size of the stock option awards for our most senior executive officers are determined in large part by reference to return on equity and other goals established by the Compensation Committee at the beginning of each year. These goals, even at the lowest level at which compensation can be awarded, are intended to be difficult to achieve relative to our prior year’s performance and relative to our competitors’ projected performance for the year. Furthermore, stock options granted will only have value if the price of our common stock increases after the date of grant.

Our performance in Fiscal 2008 did not meet the threshold performance goals that the Compensation Committee set at the beginning of the year. As a result, no base salary increases were made in Fiscal 2008 to our President and Chief Executive Officer, minimum base salary increases were made to our other principal officers and no annual incentive awards were paid for Fiscal 2008 performance to any of our principal officers.

In addition, we expect that option awards to be made in Fiscal 2009 based on Fiscal 2008 performance will be smaller. In granting option awards in Fiscal 2009, the Compensation Committee has indicated that it intends to take into consideration the fact that the option grants made in Fiscal 2007 and 2008 based on our strong performance in Fiscal 2007 are significantly underwater, given their exercise price of between approximately $20 and $40 per share and our closing price of $9.85 on April 11, 2008.To date, these options, as well as unexercised annual option grants made since 2000, have provided little value to the recipients, even though we are required to assign a significant value to the Fiscal 2007 option grants and certain prior year grants in our Summary Compensation Table.Consequently, the effectiveness of these options as a reward for performance, as an incentive for future performance and as a retention incentive has been significantly diminished.The Compensation Committee has also indicated that it intends to take into consideration the fact that our performance in Fiscal 2008 based on a number of financial measures was comparable relative to the performance of many other companies in the retail industry, reflective of a difficult retail environment. The Compensation Committee may extend this consideration to other elements of our executive compensation program in Fiscal 2009 and beyond.

Objectives of Our Compensation Program

Generally, our compensation and benefits program objectives are to align compensation programs with our business objectives and stockholders’ interests, to reward our performance, to be externally competitive and internally equitable and to retain talent on a long-term basis. Our philosophy is to balance salary and benefits with incentive and equity compensation in order that the interests of the executive officers will be aligned with our stockholders. Specifically, the objectives of our programs are to:

•	Provide a competitive total compensation package to enable us to attract, engage and retain the workforce that will promote our future success;

•	Provide a short-term incentive compensation opportunity through our executive bonus plan, that is directly linked to performance goals;

•	Provide long-term incentive compensation opportunity through stock option awards that align executive compensation with the value received by our stockholders; and

•	Designing programs that align the economic interests of our executive officers more closely with those of our stockholders.

The objectives are implemented through our executive compensation program, which is comprised of the following primary elements:

•	Base salary and benefits are designed to attract and retain employees over time.

•

Annual cash awards are designed to focus employees on the objectives set by the Company for a particular year for overall Company performance goals. These goals are set to a level consistent with the Company’s business plan and philosophy, including enhancement of stockholder value.

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Long-Term Incentives – stock options – focus executives’ efforts on the behaviors within the recipients’ control that we believe are necessary to ensure the long-term success of the Company, as reflected in increases in the Company’s stock prices over a period of several years, growth in earnings per share and other elements.

The Compensation Committee is afforded sufficient flexibility to use these elements, in addition to other benefits, in a way that it believes will accomplish its objectives.

How we Determine Compensation

The Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for executive officers, although the ultimate responsibility for approving the compensation programs of our named executive officers rests with the Board.

The Compensation Committee meets several times during the course of a fiscal year to review issues with respect to executive compensation matters. The agenda for each meeting of the Compensation Committee is prepared and/or approved by the chairman of the Compensation Committee in advance of the meeting. The chairman of the Compensation Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate. The President and certain other executive officers may attend Compensation Committee meetings, but are not present during discussions or deliberations regarding their own compensation.Although it may do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for executive officers, but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company's by the Compensation Committee. Such companies include Dollar General Corp., Target Corp., Family Dollar Stores, Inc. and Fred’s Inc.

Elements of Executive Compensation

As noted above, the principal ongoing components of our compensation program consist of base salary, the opportunity to earn annual bonuses based on Company performance and long-term equity based incentives.

Base Salary. In the course of negotiating base salaries with our executive officers, we strive to take into account each individual's levels of experience and anticipated skills and contribution to us, our geographic location and informal market surveys indicating what competitive salaries might be. In setting base salaries of executive officers other than the President, the Compensation Committee also takes into account recommendations made by the President.

When considering annual adjustments to the base salary of the President, the Compensation Committee typically takes into account the Company's performance and the Compensation Committee's assessment of his effectiveness in the performance of his duties. When considering annual adjustments to the base salaries of named executive officers other than the President, the Compensation Committee typically reviews each executive officer's existing base salary and, in determining whether to adjust base salary levels, takes into account the Company's performance, the President’s recommendations and assessments of each executive's growth, effectiveness in the performance of his or her duties and contributions to the Company’s business and length of service. The salaries shown in the Summary Compensation Table reflect annual adjustments at the beginning of Fiscal 2008 to the base salaries of the named executive officers present at the beginning of Fiscal 2008 as follows:

•	Mr. Dale – 0.0%
•	Mr. Marcus – 0.0%
•	Mr. Canfield – 2.9%
•	Mr. Sturdivant – 8.3%
•	Mr. Schoenbeck – 0.0%

Adjustments are sometimes made as a result of a promotion or other change in duties.  For example, Donny Johnson served as Senior Vice President – Chief Financial Officer (PFO) from the date he began with the company (August 1, 2007) through February 22, 2008, when he was appointed the interim President and Chief Executive Officer, at which time he received a 37.5% increase in salary due to the change in responsibility.

Annual Cash Incentive. We believe that a portion of an executive officer's total annual compensation should be incentive-based and that by rewarding good performance, such arrangements help align the interests of our named executive officers with those of our stockholders. Consequently, in Fiscal 2006, we began entering into arrangements whereby a contractual bonus would be paid based on Return on Equity (“ROE”).  Return on Equity for this purpose means earnings from continuing operations before discontinued operations, excluding cumulative change in accounting and one-time termination benefits recognized in accordance with FAS 146, divided by the average of stockholders’ equity and the beginning and end of the fiscal year. Accordingly, the Compensation Committee approved contractual bonus opportunities in Fiscal 2008 as follows: if the Return on Equity was between 10% and 12%, the executive officers would receive 80% of their contractual bonus, if it was between 12% and 14%, they would receive 100% of their contractual bonus and if it was over 14%, they would receive 140% of their contractual bonus. Contractual bonuses are set forth in each executive officer’s employment agreement, and are generally an amount equal to 30% of base salary for vice-presidents, 35% of base salary for senior vice presidents and 75% of base salary for the President. The ROE threshold was not met in Fiscal 2008, and no cash incentives were paid under this program in Fiscal 2008.

Our employment agreements provide that ROE bonuses must be repaid to the extent they are paid based on financial information that is later determined to be materially overstated and results in a financial restatement that would have lessened the amount of bonus paid the employee. Under the existing contracts with the named executive officers, the Company may elect to pay other bonuses in its sole discretion.  However, no such bonuses have been paid since the Company adopted the ROE based bonus structure. If any such bonus were to be paid, it generally would be based on recommendations of the President and would require Compensation Committee approval.

Long Term Incentives.      In May 1993, stockholders approved the Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the “1993 Plan”) whose purpose was to encourage key employees to participate in the ownership of and to promote the success of the business of the Company. The 1993 Plan was amended in 1997 and 1998. There were 650,000 shares of Common Stock authorized for issuance upon exercise of options under the 1993 Plan. The 1993 Plan expired on May 18, 2003 and the last of any outstanding options under the 1993 Plan expired on March 21, 2007.

In May 2003, the stockholders approved the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the “2003 Plan”). There are 500,000 shares of Common stock authorized for issuance upon exercise of options under the 2003 Plan. As of April 18, 2008, options for 278,750 shares remained available for issuance under the 2003 Plan. The 2003 Plan is administered by the Compensation Committee of the Board of Directors, whose members are appointed by the Board. The Chief Executive Officer provides recommendations to the Compensation Committee as to who might receive grants under the plans. The Compensation Committee, in its sole discretion, selects the employees to receive options based on the employee’s past material contributions to the performance of the Company or the expectation that the employee will make material contributions in the future. Only key employees are eligible to receive options, and we do not necessarily make annual option awards.

Each outstanding option permits the holder to purchase shares of the Common Stock at a price equal to the fair market value of the stock at the time of the grant. The fair market value is defined as the mean between the high and low sales prices, if any, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the grant of the option. If no sales occurred on the grant date, the fair market value is the weighted average of the means between the highest and lowest sales on the nearest trading date before and after the date of grant. The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock.

Severance Pay Arrangements. We compete in a marketplace where severance and change in control protections are commonplace and consequently, we have negotiated employment agreements containing termination and change in control provisions with our named executive officers to facilitate our ability to attract and retain them. The arrangements that we have agreed to are described fully under the section captioned “Potential Payments Upon Termination or Change in Control,” but generally provide for one year's base salary and benefits continuation for all named executive officers following termination without cause or a change in control of the Company.

Other Annual Arrangements. Other than below, we do not provide perquisites of any significance and we do not have significant executive benefits, such as supplemental executive retirement plans or deferred compensation arrangements.

•	We paid premiums on a $100,000 life insurance policy for Mr. Canfield and Mr. Schoenbeck, although we generally try to avoid providing this benefit to new executives.

•

We also made matching contributions to our executive officers’ accounts in our 401k plan. The contribution level is the same as for all employees, which is 50% of the amount contributed by the employee (which could not exceed $15,500 in Fiscal 2008) up to 4% of his base pay. Employees become fully vested in the Company's contributions after seven years.

•	We provided Messrs. Schoenbeck and Sturdivant with a company car because they were required to travel extensively in the course of their duties.

Tax, Accounting and Other Considerations

Tax Considerations. Under IRC Section 162(m), publicly held companies may not deduct compensation paid to named executive officers to the extent that an executive’s compensation exceeds $1,000,000 in any one year, unless such compensation is “performance based.” Because our incentive programs have a retention purpose as well as an incentive purpose, our Compensation Committee generally has not viewed it as practicable or in our best interests to qualify compensation programs under 162(m). We do not anticipate that non-qualifying compensation of any named executive officer will approach the $1,000,000 limit in Fiscal 2009.

Accounting Considerations. With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Employment Agreements

Following is a list of the named executive officers employed with the company as of April 18, 2008, with which we have entered into employment agreements:

Name	Effective Date
Donny R. Johnson	August 1, 2007
Tom L. Canfield, Jr.	January 5, 2006

The Compensation Committee believes that employment agreements are important to both our executives and to us in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Compensation Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements are discussed elsewhere in this proxy statement.

Information Regarding Certain Named Executive Officers Who Are No Longer Employed With the Company

Mr. Dale, who served as President and Chief Executive Officer for all of Fiscal 2008, resigned on February 22, 2008. In connection with the termination of Mr. Dale’s employment, the Company entered into a Separation and Release Agreement, the material terms of which follow:

•

The Company will pay Mr. Dale’s base salary of $365,000 per year until March 31, 2010, and will pay his monthly premiums of group health benefits under COBRA for 18 months after the termination date, and thereafter reimburse Mr. Dale on a monthly basis, an amount equal to the cost of such insurance until March 31, 2010.

•	Mr. Dale covenants not to solicit from, or compete with, the Company for a period of 12 months after the termination date.
•	The severance pay and benefits terminate in the event Mr. Dale violates the non-solicitation, non-compete, non-disclosure and release provisions of the agreement.
•	Mr. Dale provided a release of the Company containing provisions that are standard in agreements of this nature.

In addition, Mr. Marcus who served as the Vice President Finance and Treasurer (PFO), was employed until April 26, 2007, and Mr. Sturdivant who served as the Senior Vice President – Store Operations, was employed until April 11, 2008. Consistent with the terms of their employment agreements, each will receive 12 months base salary after the date employment terminated, paid in accordance with our regular payroll practices over the 12 month period and each will continue all benefits coverage during such period.

SUMMARY COMPENSATION TABLE

FISCAL YEAR ENDED FEBRUARY 3, 2008

The following table shows the compensation that we paid to our principal executive officer ("PEO"), our principal financial officer ("PFO") and to each or our three other most highly compensated executive officers during the last fiscal year for services to us in all capacities.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Option Awards(2) ($)	All Other Compensation(3)(4) ($)	Total ($)
Bruce C. Dale President and CEO (PEO)	2008 2007	365,000 345,000	244,133 220,971	18,190 64,657	627,323 630,628
Michael S. Marcus Vice President Finance and Treasurer (PFO)	2008 2007	120,000 120,000	4,375 30,925	- -	124,375 150,925
Donny R. Johnson Senior Vice President- Chief Financial Officer (PFO)	2008 2007	100,000 -	33,689 -	30,000 -	163,689 -
Tom L. Canfield, Jr. Senior Vice President-Logistics/ Administration	2008 2007	180,000 165,203	39,770 20,796	5,207 4,857	224,977 190,856
James E. Schoenbeck Senior Vice President Real Estate	2008 2007	189,500 188,564	37,196 27,150	7,849 6,620	234,545 222,334
John R. Sturdivant Senior Vice President Store Operations	2008 2007	192,500 174,000	60,978 53,675	15,733 14,413	269,211 242,088

(1)

Mr. Dale served as President and Chief Executive Officer for all of Fiscal 2008, but resigned on February 22, 2008. Mr. Marcus served as the Vice President Finance and Treasurer (PFO) until April 26, 2007. Mr. Johnson, whose employment contract in Fiscal 2008 provided for an annual salary of $200,000, served as Senior Vice President – Chief Financial Officer (PFO) from August 1, 2007, through February 22, 2008, when he was appointed the interim President and Chief Executive Officer. Mr. Schoenbeck served as our Senior Vice President – Real Estate until February 1, 2008. Mr. Sturdivant served as Senior Vice President – Store Operations for all of Fiscal 2008, but his employment terminated on April 11, 2008.

(2)

The amount shown is the amount recognized for financial statement reporting purposes with respect to Fiscal 2008 in accordance with FAS 123R, and therefore includes amounts from awards granted in and prior to Fiscal 2008. For a discussion of the valuation assumptions used, see Note10 to the Company's Fiscal 2008 audited financial statements included in our Annual Report on Form 10-K.

(3)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation equals or exceeds $10,000 for the named executive officer.

(4)	Includes:
•	premiums paid by the Company with respect to whole life insurance for Fiscal 2008 in the amounts of $13,690 for Mr. Dale, $1,607 for Mr. Canfield and $1,984 for Mr. Schoenbeck,
•

contributions made by the Company for Fiscal 2008 to the named individual’s account in the Duckwall-ALCO Stores, Inc. 401K Plan in the amounts of $4,500 for Mr. Dale, $3,600 for Mr. Canfield, $3,790 for Mr. Schoenbeck and $975 for Mr. Sturdivant,

•	relocation allowance in the amount of $30,000 for Mr. Johnson, to be paid in accordance with his employment contract,
•	$2,075 for Mr. Schoenbeck and $4,758 for Mr. Sturdivant for personal use of Company automobiles, and
•	$10,000 to Mr. Sturdivant as a bonus, which amount was guaranteed under his employment agreement.

GRANTS OF PLAN-BASED AWARDS

FISCAL YEAR ENDED FEBRUARY 3, 2008

The following table shows information regarding plan-based awards during Fiscal 2008 to the named executive officers.

Name	Award Type	Grant Date	Estimated future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)
Bruce C. Dale	ROE Bonus Stock Options	- -	219,000 -	273,750 -	383,250 -	- -	- -	- -
Michael S. Marcus	ROE Bonus Stock Options	- -	- -	- -	- -	- -	- -	- -
Donny R. Johnson	ROE Bonus Stock Options	- 8/1/2007	56,000 -	70,000 -	98,000 -	- 25,000	- 39.67	- 268,000
Tom L. Canfield, Jr.	ROE Bonus Stock Options	- -	50,400 -	63,000 -	88,200 -	- -	- -	- -
James E. Schoenbeck	ROE Bonus Stock Options	- -	53,060 -	66,325 -	92,855 -	- -	- -	- -
John R. Sturdivant	ROE Bonus Stock Options	- -	54,600 -	68,250 -	95,550 -	- -	- -	- -

(1)

Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under the Company’s contractual bonus opportunities based on the Return on Equity thresholds for Fiscal 2008. As Mr. Marcus was not employed as of February 3, 2008, he was not eligible for a Return on Equity Bonus. No payments will be made to any executive under the Return on Equity bonus plan based on Fiscal 2008 performance. Further detail regarding the Return on Equity bonus plan can be found in the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Annual Cash Incentive.”

(2)	Awarded under our 2003 Incentive Stock Option Plan.

(3)

Amounts shown represent the full grant value of the awards computed in accordance with FAS 123R. For a discussion of the valuation assumptions used, see Note10 to the Company's Fiscal 2008 audited financial statements included in our Annual Report on Form 10-K.

Equity incentives to our executives have historically been limited to stock options. We are currently authorized to issue stock option awards under our 2003 Incentive Stock Option Plan,which is administered by the Compensation Committee. Based on recommendations of the President to the Compensation Committee, the Committee may grant options at any time. The options permit the holder to purchase shares of our stock at a price equal to the fair market value of the stock at the time of the grant. Thus, the options gain value only to the extent the stock price exceeds the option price. All of the options shown in the table become exercisable in equal amounts over a four-year period beginning one year subsequent to the grant date. Further detail regarding the 2003 Incentive Stock Option Plan can be found in the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Long Term Incentives.”

Employment Agreements

With regard to the named executive officers, we currently have employment agreements with Messrs. Johnson and Canfield. These agreements include the following terms:

•	The term of each agreement is one year, which is automatically renewed for additional one year terms unless either party gives notice of its intention not to renew.

•

Each executive receives an annual base salary and is eligible to receive a bonus if the Company's Return on Equity meets a specified amount as the Board determines (see the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Annual Cash Incentive” for the thresholds for Fiscal 2008), as follows:

Name	Base Salary	Bonus Opportunity
Donny R. Johnson	$200,000	35%
Tom L. Canfield, Jr.	$180,000	35%

•	Non-interference and non-competition provisions that extend until the expiration of two years following termination of employment.

•

The executives may be entitled to certain payments and other benefits upon termination of their employment or change of control of Duckwall, as described in the section entitled “Potential Payments Upon Change of Control.”

The salaries payable under the employment agreements are reviewed annually and increased at the sole discretion of the Board of Directors based on the recommendation of the Compensation Committee. Mr. Johnson’s contract provides for the grant of options for 25,000, which were granted on August 1, 2007, a guaranteed bonus for Fiscal 2008 of $20,000, which was paid on April 1, 2008, and moving expense reimbursement of $30,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

FISCAL YEAR ENDED FEBRUARY 3, 2008

The following table shows information concerning stock options outstanding held by the named executive officers at February 3, 2008. No stock options of any of the named executive officers were repriced.

Name	Option Awards (1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Bruce C. Dale (2)	50,000 12,500	50,000 37,500	18.25 30.77	03/28/2010 06/05/2011
Michael S. Marcus (3)	-	-	-	-
Donny R. Johnson	-	25,000	39.67	08/01/2012
Tom L. Canfield, Jr.	2,500 1,250	7,500 3,750	30.77 39.00	06/05/2011 12/04/2011
James E. Schoenbeck (4)	3,750	11,250	30.77	06/05/2011
John R. Sturdivant (5)	2,500 3,750	7,500 11,250	26.15 30.77	02/13/2011 06/05/2011

(1)	Unless otherwise noted, all option awards with unexercisable shares listed in this table vest at a rate of 25% per year over the first four years of the option term. Options have a five year term.

(2)

Mr. Dale served as President and Chief Executive Officer for all of Fiscal 2008, but resigned on February 22, 2008. At the time of his resignation, Mr. Dale was the owner of an option to purchase 50,000 shares at $18.25 and 12,500 shares at $30.77. Mr. Dale did not exercise these options within thirty (30) days of his resignation as required by the Plan and all options have been cancelled. Further detail regarding the terms of his separation may be found in the section captioned “Compensation Discussion and Analysis – Information Regarding Certain Named Executive Officers Who Are No Longer Employed With the Company.”

(3)	Mr. Marcus resigned as of April 26, 2007, and had no outstanding equity awards as of February 3, 2008.

(4)

Mr. Schoenbeck served as the Senior Vice President - Real Estate, until February 1, 2008. As of that date, Mr. Schoenbeck was the owner of an option to purchase 3,750 shares at $30.77. Mr. Schoenbeck did not exercise these options within thirty (30) days of February 1, 2008, as required by the Plan and all options have been cancelled.

(5)

Mr. Sturdivant served as Senior Vice President – Store Operations for all of Fiscal 2008. As of April 11, 2008, however, his employment terminated. As of the date his employment terminated, Mr. Sturdivant was the owner of an option to purchase 2,500 shares at $26.15 and 3,750 shares at $30.77. Mr. Sturdivant has not exercised any of these options and has until May 11, 2008, to do so. Any options not exercised will be cancelled in accordance with the Plan.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED FEBRUARY 3, 2008

The following table shows information concerning the exercise of stock options by the named executive officers during the fiscal year ended February 3, 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Bruce C. Dale	-	-
Michael S. Marcus	2,500	31,575
Donny R. Johnson	-	-
Tom L. Canfield, Jr.	3,200	84,384
James E. Schoenbeck	4,500	129,330
John R. Sturdivant	-	-

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Regarding the named executive officers, we currently have employment agreements with Messrs. Johnson and Canfield (the “currently employed named executive officers”). Upon termination of their employment or a change of control of Duckwall, under certain circumstances, the currently employed named executive officers will be entitled to various payments and other benefits pursuant to their respective Employment Agreement. These payments and benefits are described below.

If we terminate a currently employed named executive officer for cause, of if a currently employed named executive officer terminates his employment without good reason or if the termination is due to the currently employed named executive officer’s death or disability, we will pay the base salary through the date of termination, earned vacation pay and any benefits earned under any profit sharing or similar plan through the date of termination, to the extent and in the manner and at such times as provided in such plans. Following termination for disability, we also will maintain health and dental benefits for the officer and his family for twelve months.

If we terminate a currently employed named executive officer without cause, the officer terminates for “good reason” or we fail to extend for a renewal term, we will pay salary through the date of termination, earned vacation pay and any benefits earned under any profit sharing or similar plan through the date of termination, to the extent and in the manner and at such times as provided in such plans. In addition, we will pay an additional year’s base salary in accordance with our regular payroll practices and continue all benefits coverage during such period. If the officer obtains employment with a competitor while we are making payments to him, amounts payable are subject to reduction by the amount received from the new employer.

For purposes of this section:

•

By “disability,” we mean the officer's permanent disability or incapacity, as determined in accordance with any disability policy that we might maintain, or, if we do not have such a policy, as we determine in good faith based upon the inability of the officer to perform the essential functions of his position, with reasonable accommodation by us, for a period in excess of 180 days during any period of 365 calendar days.

•

“Good reason” means assignment of the currently employed named executive officer to duties and responsibilities that are substantially inconsistent with the scope and duties and responsibilities set forth in the respective employment agreement and includes a Change in Control.

•

“Change in Control” means an event required to be reported as a change in control under Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934 and generally will be deemed to occur upon (a) a person acquiring 40% or more of the shares or voting power of our stock, (b) the hostile replacement of at least the majority of our Board of Directors, or (c) a merger or sale of substantially all of our assets.

The following table shows the amounts we would have been required to pay each of the currently employed named executive officers assuming that any of the following occurred as of February 3, 2008: (i) a termination by reason of disability, (ii) a termination by us without cause or by the officer with good reason, or (iii) a termination because of a Change in Control. All payments are over the remaining term of the officer's employment agreement; none are lump sum. If an officer obtains employment with a competitor while we are making payments to him, amounts payable are subject to reduction by the amount received from the new employer. See the section captioned “Compensation Discussion and Analysis – Information Regarding Certain Named Executive Officers Who Are No Longer Employed With the Company” for amounts being paid to Mr. Dale, Mr. Marcus and Mr. Sturdivant in connection with the termination of their employment with the Company.

Name	Termination due to Disability	Without Cause by the Company or For Good Reason by the Executive	Change in Control (1)
Donny R. Johnson	7,860	207,860	-
Tom L. Canfield, Jr.	8,725	188,725	-

(1)

Under the 2003 Plan the Compensation Committee has the authority to accelerate the vesting of stock options in the event of a Change in Control. As of the close of business on February 3, 2008, the closing price of the Company's common stock on NASDAQ was $21.86. Were the Compensation Committee to have accelerated the vesting of unvested options because of a Change in Control event on such date, the excess of the fair market value of the shares subject to unvested options held by the named executive officers over the weighted average exercise price of such options would have been $0 for Mr. Johnson and $0 for Mr. Canfield.

DIRECTOR COMPENSATION

FISCAL YEAR ENDED FEBRUARY 3, 2008

The following table provides compensation paid to individuals that served as directors during the last fiscal year ended February 3, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Warren H. Gfeller (2)	58,500	51,318	-	109,818
Dennis A. Mullin (3)	29,500	51,318	-	80,818
Lolan C. Mackey	28,375	51,318	-	79,693
Jeffery J. Macke (4)	7,437	19,244	-	26,681
Robert L. Ring (2)	33,750	51,318	-	85,068
Dennis E. Logue	34,500	51,318	-	85,818
Patrick G. Doherty (5)	29,755	19,458	-	49,213
Royce L. Winsten (6)	14,000	-	-	14,000

(1)

Under the Duckwall-Alco Stores, Inc. Non-Qualified Stock Option Plan for Non Management Directors (the “Plan”), which was approved on May 23, 2006, by the stockholders. The Plan provides that a maximum of 120,000 shares could be issued under the Plan, all of which were issued in Fiscal 2007 (although Proposal Three of this Proxy Statement, if approved by the stockholders would increase the maximum number to 200,000 shares). The amounts shown represent the compensation cost recognized in Fiscal 2008 in accordance with FAS 123R, and therefore include amounts from awards granted in and prior to Fiscal 2008. For a discussion of the valuation assumptions used, see Note10 to the Company's Fiscal 2008 audited financial statements included in our Annual Report on Form 10-K.

(2)	Resigned from the Board after Fiscal 2008, effective March 5, 2008.

(3)	Resigned from the Board after Fiscal 2008, effective March 11, 2008.

(4)	Resigned from the Board during Fiscal 2008, effective June 11, 2007.

(5)

Mr. Doherty was appointed to the Board effective June 11, 2007, and resigned after Fiscal 2008, effective March 11, 2008. On June 11, 2007, Mr. Doherty received 15,000 stock options that Mr. Macke forfeited. The grant date fair value of this award determined in accordance with FAS 123R was $155,850.

(6)	Mr. Winsten was appointed to the Board during Fiscal 2008, effective October 5, 2007.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of March 18, 2008, regarding the beneficial ownership of Company stock by:

•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our executive officers, directors and nominees as a group; and
•	each person who is known by us to beneficially own more than 5% of our common stock.

All information with respect to beneficial ownership has been furnished by the respective directors, nominees, officers or 5% or more stockholders, as the case may be, or by documents filed with the Securities and Exchange Commission. For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them. Except as otherwise indicated in the table or the footnotes below, as of April 18, 2008 each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of either of the classes of stock had as a business address 401 Cottage Street, Abilene, KS 67410-2832. Stockholders disclaim beneficial ownership in the shares described in the footnotes as being “held by” or “held for the benefit of” other persons. No executive officer or director has pledged as security any beneficially owned stock.

	Amount	Percent
Name	Beneficially Owned	of Class

Bruce C. Dale (1)	10,000	*
James E. Schoenbeck (2)	11,855	*
Michael S. Marcus (3)	-	*
Tom L. Canfield, Jr. (4)	13,005	*
John R. Sturdivant (5)	8,750	*
Donny R. Johnson	3,500	*
Lolan C. Mackey (6)	5,000	*
James G. Hyde (7)	11,000	*
Raymond A.D. French (8)	543,517	14.3%
Patrick G. Doherty (9)	1,000	*
Dennis A. Mullin (10)	74,167	1.9%
Warren H. Gfeller (11)	8,678	*
Robert L. Ring (12)	5,000	*
Dennis E. Logue (13)	5,500	*
Royce L. Winsten (14)	-	*
Jeffrey Macke (15)	5,000	*
All directors and executive officers as a group (16 in group)	705,972	18.5%
William Blair & Company, L.L.C. (16)	439,286	11.5%
Heartland Advisors, Inc. (17)	380,400	10.0%
Dimensional Fund Advisors, Inc. (18)	351,853	9.2%
Franklin Resources, Inc. (19)	227,500	6.0%
Kansas Public Employees Retirement System (20)	194,758	5.1%

*	Less than one percent.

(1)

Mr. Dale, whose address is 1600 Park Place Court, Abilene, KS 67410, resigned effective as of February 22, 2008. At the time of his resignation, Mr. Dale was the owner of an option to purchase 50,000 shares at $18.25 and 12,500 shares at $30.77. Mr. Dale did not exercise these options within thirty (30) days of his resignation as required by the Plan and all options have been cancelled.

(2)

Mr. Schoenbeck, whose address is 1903 Faith Avenue, Abilene, KS 67410, was no longer employed effective as of February 1, 2008. At that time, Mr. Schoenbeck was the owner of an option to purchase 3,750 shares at $30.77. Mr. Schoenbeck did not exercise these options within thirty (30) days of February 1, 2008, as required by the Plan and all options have been cancelled.

(3)	Mr. Marcus, whose address is 1120 Overlook Drive, Manhattan, KS 66503, terminated effective as of April 26, 2007.

(4)	Includes 3,750 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008.

(5)

Mr. Sturdivant, whose address is 1504 Park Place Court, Abilene, KS 67410, was no longer employed effective as of April 11, 2008. At that time, Mr. Sturdivant was the owner of an option to purchase 2,500 shares at $26.15 and 3,750 shares at 30.77. To date Mr. Sturdivant has not exercised his option and he has until May 11, 2008 to do so. The balance of his original option grant has been forfeited pursuant to the provisions of the Plan.

(6)	Mr. Mackey’s address is 27 Glenbrook, Bentonville, AR 72712. Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008.

(7)	Mr. Hyde’s address is 102 Naples Road, #1, Brookline, MA 02446.

(8)

Includes 543,517 shares held by Strongbow Capital, Ltd., of which Strongbow Capital Management is the controlling entity. Mr. French is the Chairman of both Strongbow Capital, Ltd. and Strongbow Capital Management and is the controlling person of Strongbow Capital Management, Ltd. By virtue of their relationships to Strongbow Capital, Ltd., Strongbow Capital Management, Ltd. and Mr. French beneficially own and have shared power to vote and to dispose or direct the disposition of the shares held by Strongbow Capital, Ltd. The address of Mr. French, Strongbow Capital, Ltd. and Strongbow Capital Management, Ltd. is Queensgate House, P.O. Box 1234GT, South Church Street, George Town, Cayman Islands.

(9)

Mr. Doherty, whose business address is c/o Mariner Equity Management, LLC, 13545 Barrett Parkway Drive, Suite 330, St. Louis, MO 63021, resigned from the Board effective as of March 11, 2008. At the time of his resignation, none of his stock options were vested and the options have been cancelled pursuant to the provisions of the Plan.

(10)

Mr. Mullin, whose address is 555 Poyntz, Manhattan, KS 66502, resigned from the Board effective as of March 11, 2008. Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008. (At the time of his resignation he was the holder of an option to purchase 5,000 shares at $29.21. To date Mr. Mullin has not exercised his option and he has until March 10, 2009, to do so. The balance of his original option grant has been forfeited pursuant to the provisions of the Plan). Also includes:

i.	52,787 shares held by Steel & Pipe Supply Co., Inc., with respect to which Mr. Mullin is the President and Chief Executive Officer.
ii.	840 shares held by Business Building, Inc., with respect to which Mr. Mullin is an executive officer.
iii.	5,840 shares held by MBI, Inc., with respect to which Mr. Mullin is an executive officer.
iv.	700 shares held by a trust, with respect to which Mr. Mullin is the co-trustee.

(11)

Mr. Gfeller, whose address is 5428 Payne Ct. Shawnee, KS 66226, resigned from the Board effective as of March 5, 2008. Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008. (At the time of his resignation he was the holder of an option to purchase 5,000 shares at $29.21. To date Mr. Gfeller has not exercised his option and he has until March 4, 2009 to do so. The balance of his original option grant has been forfeited pursuant to the provisions of the Plan).

(12)

Mr. Ring, whose address is P. O. Box 4067, Wichita, KS 67204, resigned from the Board effective as of March 5, 2008. Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008. (At the time of his resignation he was the holder of an option to purchase 5,000 shares at $29.21. To date Mr. Ring has not exercised his option and he has until March 4, 2009 to do so. The balance of his original option grant has been forfeited pursuant to the provisions of the Plan).

(13)	Mr. Logue’s address is 116 Shaker Blvd, Enfield, NH 03748. Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008.

(14)	Mr. Winsten’s address is 1495 Jusmar Drive, Sea Girt, NJ 08750.

(15)

Mr. Macke, whose address is 10 Deep Wood Road, Bedford, NY 10506, resigned from the Board effective as of June 11, 2007. Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 19, 2008. (At the time of his resignation he was the holder of an option to purchase 5,000 shares at $29.21. To date Mr. Macke has not exercised his option and he has until June 10, 2008 to do so. The balance of his original option grant has been forfeited pursuant to the provisions of the Plan).

(16)	William Blair & Company, L.L.C.’s address is 222 W. Adams, Chicago, Illinois 60606. Ownership information was obtained from Schedule 13G, filed as of December 28, 2007.

(17)	Heartland Advisors, Inc.’s address is 789 N. Water St., Suite 500, Milwaukee, WI 53202. Ownership information was obtained from Schedule 13G, filed as of December 31, 2007.
(18)	Dimensional Fund Advisors, Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Ownership information was obtained from Schedule 13G, filed as of December 31, 2007.
(19)	Franklin Resources, Inc.’s address is One Franklin Parkway, San Mateo, CA 94403. Ownership information was obtained from Schedule 13G, filed as of December 31, 2006.

(20)	Kansas Public Employees Retirement System’s address is 611 S. Kansas Avenue, Suite 200, Topeka KS 66603. Ownership information was obtained from Schedule 13D/A, filed as of November 30, 2007.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Board's Audit Committee, has selected the independent certified public accounting firm of KPMG LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending February 1, 2009. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard. KPMG LLP has served as the Company's independent accountants since 1969. A representative of KPMG LLP is expected to be present at the Annual Meeting. If present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

            The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended February 3, 2008 and January 28, 2007, and fees billed for other services rendered by KPMG LLP.

	2008	2007
Audit fees	$1,118,597	$790,394
Audit related fees (1)	-	$12,250
Tax fees (2)	-	-
All other fees (3)	-	-
Total fees	$1,118,597	$802,644

(1)    Audit-related fees consist of fees for consultation with respect to documentation of internal controls over financial reporting and the requirements of PCAOB Auditing Standards No. 2.

(2)    We did not pay any fees to KPMG during the last two fiscal years for services related to taxes.

(3)    We did not pay any fees to KPMG during the last two fiscal years for any other services not included in the categories listed above.

The Audit Committee selected KPMG LLP to serve as the Company's independent accountants, after considering KPMG LLP's independence and effectiveness. The Audit Committee pre-approves all audit and non-audit services to be performed by KPMG LLP and the fees and other compensation to be paid to KPMG LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of KPMG LLP. One hundred percent (100%) of the non-audit services provided by KPMG LLP were pre-approved by the Audit Committee.

Submission of the selection of the independent accountants to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent accountants if the present accountants resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for ratification and approval of the selection of KPMG LLP.

PROPOSAL THREE

AMENDMENT TO NON-QUALIFIED STOCK OPTION PLAN FOR NON-MANAGEMENT DIRECTORS

On April 2, 2008, the Board of Directors approved an amendment to the Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”) to increase the number of shares for issuance under that plan from 120,000 to 180,000 shares. On May 12, 2008, the Board of Directors approved additional amendments to the Plan, effective immediately but subject to stockholder approval at the Annual Meeting, to, among other things, (i) further increase the number of shares of common stock subject to the Plan from 180,000 to 200,000, and (ii) eliminate the maximum number of shares of common stock that can be awarded under the Plan to a single director. Each of the non-management nominees for director disclosed in this Proxy Statement will be eligible to receive grants of stock options if the amendment to the Plan is approved by stockholders.

Description of the Amended Plan

The following description of the Amended Plan is a summary and does not purport to be fully descriptive. The summary is subject, in all respects, to the terms of the Amended Plan, which is attached as Appendix A to this proxy statement.

Purpose of Amended Plan. The purpose of the Amended Plan is to aid the Company in competing with other companies for the services of new Directors, to induce Directors to remain as Directors, to focus Directors on the long-term Company objectives, to reward and recognize Directors for their contributions to the success of the Company and to motivate Directors to acquire an interest in the Company.

Administration. The Amended Plan will continue to be administered by the Compensation Committee. The Compensation Committee will construe, interpret and administer the Amended Plan, and may adopt rules and regulations for carrying out the Amended Plan as it determines. In addition, under the Amended Plan, the Compensation Committee will (i) select directors, who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company, to receive stock option awards, (ii) determine the number of shares of Common Stock subject to each stock option and (iii) determine when stock options will be granted. The interpretation and construction of the Amended Plan by the Compensation Committee shall be final, conclusive and binding upon all persons.

Eligibility. All members of the Board, who are not otherwise officers or employees of the Company, shall be eligible to participate in the Amended Plan.

Shares subject to the Amended Plan. Subject to changes in capitalization as discussed below, the amendment would provide that no more than 200,000 shares of Common Stock may be issued under the Amended Plan. Currently, the Plan provides for a maximum of 120,000 shares, 10,000 of which remain available under the Plan.

Stock Option Agreement. The Company and each director receiving an award under the Amended Plan shall sign a stock option agreement containing terms consistent with the Amended Plan and including other provisions as approved by the Compensation Committee.

Grant Date. The stock options grant date is deemed to be the date on which the grant was authorized by the Compensation Committee.

Stock Option Price. The stock option price will be the fair market value of the Common Stock on the grant date. The fair market value is, (i) for any period during which the Common Stock shall not be listed on a national securities exchange, but is quoted on the Over-the-Counter Bulletin Board Market (“OTCBB”), the last transaction price per share as quoted on the OTCBB, (ii) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock on such exchange as of the close of such trading day, or (iii) the market price per share of Common Stock as determined by a qualified valuation expert selected by the Board in the event neither (i) nor (ii) above shall be applicable. If the Fair Market Value it to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

Vesting. All stock options granted under the Amended Plan become vested in accordance with the following schedule: (i) none until the expiration of one year from the granting date (the rating period), (ii) twenty-five percent (25%) of all shares after one (1) year from the granting date, (iii) fifty percent (50%) of all shares after two (2) years from the granting date, (iv) seventy-five percent (75%) of all shares after three (3) years from the granting date and (v) one hundred percent (100%) of all shares after four years from the granting date. Notwithstanding the foregoing provisions, options granted under the Amended Plan will become 100% vested and exercisable in the event of the participant's death, disability, or Change in Control, except to the extent that the exercisability of any such option would result in an "excess parachute payment" within the meaning of Section 280G of the Code (as defined in the Amended Plan).

Period. Stock options shall expire no later than five (5) years from the grant date. If the Company is not the survivor or buyer in any sale of all or substantially all of its assets or any merger, consolidation, or reorganization, outstanding stock options may be assumed (with appropriate changes) by the survivor or buyer or replaces with new stock options of comparable value. If the Company liquidates or dissolves or the survivor or buyer does not assume or replace outstanding stock options, the Compensation Committee may allow stock optionee to exercise some or all of any outstanding stock options, between one (1) and 30 days immediately prior to the merger, consolidation, reorganization, acquisition, liquidation or dissolution. If a “Change in Control” (as defined in the Amended Plan) occurs, the Compensation Committee may accelerate the vesting schedule of outstanding stock options under the Amended Plan.

Payment. Stock options may be exercised by the payment of cash or other shares of Common Stock. The Compensation Committee may also permit a holder to pay the stock option price through a third party cashless exercise, as long as sufficient portion of the sale proceeds are remitted to the Company to pay the exercise price and any tax withholding resulting from the exercise.

Non-transferability. Stock options may not be transferred or assigned other than by will or the laws of descent and distribution and, during the director’s lifetime, may not be exercised by anyone other than the director.

Adjustment upon Changes in Capitalization. In the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, reverse stock splits, combinations of shares, recapitalization, reclassification of shares, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events, the number and class of shares of Common Stock that may be issued under the Amended Plan, as well as the number and class of shares or other property subject to outstanding stock options and the applicable option or exercise price per share, shall be adjusted appropriately by the Compensation Committee, as determined in its sole discretion.

Amendment and Termination of the Amended Plan. No stock option may be granted under the Amended Plan on or after the tenth anniversary of the original Plan’s Effective Date. The Board of Directors may amend, modify or terminate the Amended Plan without stockholder approval, unless the amendment would (i) with certain specified exceptions, increase the total number of shares of Common Stock authorized to be issued under the Amended Plan, (ii) change the class of individuals eligible to receive grants, (iii) extend the period during which the stock options may be granted or exercised, (iv) change the provisions with respect to the determination of the exercise price, or (v) materially increase the cost of the Amended Plan or the benefits to participants in the Amended Plan.. An amendment, modification or termination of the Amended Plan that would adversely affect any stock option under the Amended Plan would require consent of the participant to whom the stock option was granted under the Amended Plan.

Description of Amendment to the Plan

Stockholders approved the Plan at the May 23, 2006, annual meeting of stockholders. The Plan, as originally drafted, contemplated issuance of options for 120,000 shares of Company stock. On March 27, 2008, the Compensation Committee considered the increase of shares available to be issued under the Plan. The Compensation Committee recommended to the Board, and the Board approved, subject to stockholder approval, an amendment to Section 5.1 of the Plan, effective immediately, increasing the number of shares eligible for issuance from 120,000 to 180,000. On May 12, 2008, the Board of Directors approved additional amendments to the Plan, effective immediately but subject to stockholder approval at the Annual Meeting, to, among other things, (i) further increase the number of shares of common stock subject to the Plan from 180,000 to 200,000, and (ii) eliminate the maximum number of shares of common stock that can be awarded under the Plan to a single director.

The Board has granted the following options, subject to stockholder approval of the amended and restated Plan (the “Amended Plan”) at the Annual Meeting: (i) two options to Mr. Winsten, one granted on March 27, 2008 to purchase 30,000 shares of common stock for his service as the Chairman of the Board and one granted on May 12, 2008 to purchase 20,000 shares of common stock (the “Base Director Option”) as consideration for his serving as a director of the Company, and (ii) an option to Mr. Hyde granted on May 12, 2008 to purchase 30,000 shares of the Company’s common stock as consideration for serving as Special Director of the Board. Each of these options was granted to Messrs. Winsten and Hyde at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant and will vest in four equal installment over four years beginning one year after the date of grant. Following approval by the stockholders of the Amended Plan, 40,000 shares of the additional 80,000 shares of common stock available under the Amended Plan will be reserved for issuance pursuant to these options granted to Messrs. Winsten and Hyde. In the event that the amendments to the Plan are not adopted, these options will no longer be effective. Mr. Hyde was previously granted a Base Director Option, following his election to the Board of Directors, which option is not subject to stockholder approval of the Amended Plan.

If approved by the stockholders, the Compensation Committee may make awards of options to purchase up to an additional 40,000 shares (not including the options described above) to any of the Company’s directors at any time and in the amount the Compensation Committee determines is appropriate. If stockholders do not approve the amendments to the Plan, only 10,000 shares will remain available under the Plan (assuming that the options described above will no longer be effective.. The following table provides information, as of April 18, 2008, with respect to the Plan:

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
110,000	$21.40	10,000

Federal Income Tax Consequences Relating to the Plan

The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. director under the Plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

Options granted under the plan are nonstatutory stock options. A director does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the director will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. We are allowed a tax deduction for the same amount. Any gain or loss recognized upon a later sale or exchange of the shares is treated as a capital gain or loss, long-term or short-term depending on the holder's tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

Section 409A of the IRS Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of "nonqualified deferred compensation" arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

The Board of Directors recommends that you vote for the amendment to the Non-Qualified Stock Option Plan for Non-Management Directors to increase the number of shares for issuance under the plan and to extend the maximum period after the date of grant during which options may be exercised from five years to ten years.

RELATED PARTY TRANSACTIONS

Although Dennis A. Mullin resigned form the Board effective as of March 11, 2008, during Fiscal 2008, Mr. Mullin was the Chairman of the Company’s Audit Committee and a member of the Company’s Board of Directors. Mr. Mullin is the President and Chief Executive Officer of Steel & Pipe Supply Co., Inc., which owns one store leased to the Company. Mr. Mullin is also Chairman of MBI, Inc., which owns one store leased to the Company. Mr. Mullin is a partner in DAB #1, which owns one store leased to the Company. Mr. Mullin is also a co-trustee and/or co-executor of three trusts or estates which own stores leased to the Company. During Fiscal 2008, the Company paid fixed rentals aggregating approximately $667,118 and percentage rentals aggregating approximately $65,724 to these entities.

Donny R. Johnson and Tom L. Canfield, Jr. are two of the four members of the administrative committee of the Duckwall-ALCO Stores, Inc. Retirement Plan and Trust (the “Retirement Plan”).  As of March 31, 2008, the plan did not own any shares of Common Stock of the Company.

Directors, executive officers are subject to our written Code of Conduct and Ethics which requires prior Audit Committee approval before any such person engages in an activity which may conflict with his or her duties to the Company. Examples of the types of transactions covered by this policy include the following:

•	obtaining a significant financial interest in one of the Company's suppliers;

•	accepting improper personal benefits from a customer or supplier of the Company;

•	engaging in a significant personal business transaction with the Company; and

•	using Company property for personal gain.

Annually we solicit information about transactions between the Company and its directors and executive officers, their immediate family members and affiliated entities, including information concerning the nature of each transaction and the amount involved. Our internal counsel reviews this information to determine whether any transaction is subject to disclosure under applicable rules, and the information is presented to the Board in connection with its assessment of each director's independence. The only transactions disclosed by any director or executive officer with respect to Fiscal 2008 are those concerning Mr. Mullin discussed in this section.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 18, 2008, regarding shares outstanding and available for issuance under our existing equity compensation plans. All of our existing equity compensation plans have been approved by shareholders.

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
324,875	$28.46	288,750

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company's Common Stock and other equity securities. Securities and Exchange Commission regulations require directors, executive officers and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 2008 all Section 16(a) there has been complete compliance with the filing requirements applicable to its directors, executive officers, and greater than 10% stockholders were complied with the Section 16(a) filing requirements except as follows:

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors and Senior Officers (including the Company’s President, Chief Financial Officer and Controller) and a Code of Business Conduct and Ethics for Associates that applies to all employees. These codes are available on the Company’s website at http://www.ALCOstores.com/corporate_governance.htm. The Company intends to disclose any amendment to or waiver from the code applicable to any principal executive officer, principal financial officer or principal accounting officer on a Form 8-K or on its website.

OTHER BUSINESS OF THE MEETING

A Proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to March 27, 2008.  The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

This Proxy Statement is accompanied by the Company's 2008 Annual Report including financial statements for the year ended February 3, 2008. Upon written request to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas 67410-2832, by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of its 2008 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting stockholder. The Form 10-K may also be obtained through the Internet at http://www.duckwall.com/company_information/investor_relation/ ALCO_annual.html.

HOUSEHOLDING

Only one copy of the Company’s Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders.  This procedure is referred to as “householding.”  In addition, the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials.  The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address.  If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas, 67410-2832 or call the Corporate Secretary at (785) 263-3350 x284.  You can contact your broker or bank to make a similar request.  Stockholders sharing an address who now receive multiple copies of the Company’s Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

COMMUNICATIONS FROM STOCKHOLDERS

Although the Company does not have a formal policy concerning stockholders communicating with the Board or individual directors, stockholders may send communications to the Board at the Company’s business address at Duckwall-Alco Stores, Inc., 401 Cottage Street, Abilene, Kansas, 67410-2832, attention Office of the Secretary.

Upon receipt of a communication for the Board or an individual director, the Secretary will promptly forward any such communication to all the members of the Board or the individual director, as appropriate. If a communication to an individual director deals with a matter regarding the Company, the Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual director.

Although neither the Board nor a specific director is required to respond to a stockholder communication, responses will generally be provided, subject to the following procedures and limitations. To avoid selective disclosure, the Board or the individual directors may respond to a stockholder's communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Secretary or other advisors, as the Board determines appropriate;
•	indirectly through the office of the Secretary or other designated officer, following consultation with the Secretary or other advisors, as the Board determines appropriate;
•	directly, without additional consultation; indirectly through the office of the Secretary or other designated officer, without additional consultation; or
•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the stockholder. The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the General Counsel or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate. In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2009 Annual Meeting of Stockholders (presently scheduled to be held on June 3, 2009), you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive office, at the following address: 401 Cottage Street, Abilene, Kansas, 67410-2832, Attention: Secretary, no later than January 8, 2009 (120 days before the date of mailing based on this year’s Proxy Statement date).

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2009 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by March 26, 2009 (45 days before the date of mailing based on this year’s Proxy Statement date) for it to be considered timely received. If notice of a stockholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

By Order of the Board of Directors

/s/ Charles E. Bogan
Charles E. Bogan
Secretary

May 14, 2008

Abilene, Kansas

APPENDIX A

AMENDED AND RESTATED DUCKWALL ALCO STORES, INC.

NON-QUALIFIED STOCK OPTION PLAN FOR NON-MANAGEMENT DIRECTORS

Article I.

Purpose and Effective Date of Plan

1.1 Purpose

The purpose of this Duckwall ALCO Stores, Inc. Non-Qualified Stock Option Plan for Non-Management Directors (the "Plan") is to aid the Company in competing with other companies for the services of new Directors, to induce Directors to remain as Directors, to focus Directors on the long-term Company objectives, to reward and recognize Directors for their contributions to the success of the Company and to motivate Directors to acquire an interest in the Company.

1.2 Effective Date

The Plan was effective on May 23, 2006, the date of the initial approval by the stockholders of the Company.

Article II.

Definitions

2.1 Definition

Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

a.	“Annual Options” means any options granted on an ongoing annual basis.
b.	“Beneficiary" means the person or persons designated by a Participant to exercise an Option in the event of the Participant's death while employed by, or as a Director of, the Company, or in the absence of such designation, the legal representative of the Participant's estate.
c.	"Board" means the Board of Directors of the Company.
d.	A "Change in Control" shall be as defined in the Incentive Stock Option Plan of 2003, as may be amended.
e.	“Code” means the Internal Revenue Code of 1986, as amended.
f.	“Committee” means the Compensation Committee of the Board.
g.	“Company” means Duckwall ALCO Stores, Inc., a Kansas corporation.
h.	"Directors" means the members of the Board of Directors of the Company, who are not otherwise officers or employees of the Company.
i.	"Disability" means the inability of an individual to fulfill his responsibilities as a Director as a result of mental or physical incapacity.
j.	“Effective Date” means May 23, 2006.
k.	"Exercise Price" means, with respect to any Option, a value as specified in Section 7.3, determined as of the date of grant of such Option.
l.	"Fair Market Value" means, for any particular date, (i) for any period during which the Stock is not listed for trading on a national securities exchange but is quoted on the Over-the-Counter Bulletin Board (“OTCBB”), the last transaction price per share as quoted by the OTCBB, (ii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day, or (iii) the market price per share of Stock as determined by a qualified valuation expert selected by the Board in the event neither (i) nor (ii) above shall be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.
m.	"Initial Options" means Options granted to Directors on the Option Date following the Effective Date or in the initial year that an individual becomes a Director.
n.	"Non-Qualified Stock Option" means an Option, other than an Option qualifying as an Incentive Stock Option, as defined in Code Section 422.
o.	"Option" means the contractual right granted to a Participant to purchase a share of Stock under the Plan at a stated price for a specified period of time.
p.	"Option Date" means the date or dates established by the Committee after the approval of the Plan by the stockholders.
q.	“Participant” means a Director who has been granted Options under the Plan.
r.	"Service" means the period of time that an individual serves as a member of the Board and includes any service prior to the adoption of the Plan as well as service as a consultant to the Board prior to election to the Board.
s.	“Stock” means the Company’s Common Stock.
t.	"Stock Option Agreement" means an agreement between the Participant and the Company evidencing the grant and terms of an Option.
u.	"Vested" means that an Option is nonforfeitable and exercisable with regard to a designated number of shares of Stock as specified in Section 7.5.

Article III.

Eligibility and Participation

 All members of the Board, who are not otherwise officers or employees of the Company, shall be eligible to participate in the Plan on or after the Effective Date.

Article IV.

Administration

The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to grant Options, interpret the Plan and any Stock Option Agreement, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Stock Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be uniformly applied and shall be final, binding and conclusive for all purposes and upon all persons. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

Article V.

Stock Subject To Plan

5.1 Number

Subject to adjustment as provided by Section 5.3, the total number of shares of Stock reserved for Options and subject to issuance under the Plan may not exceed two hundred thousand (200,000) shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

5.2 Unused Stock

In the event any shares of Stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, such shares again shall become available for issuance under the Plan.

5.3 Adjustment in Capitalization

In the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, reverse stock splits, combinations of shares, recapitalizations, reclassifications of shares, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events, the number and class of shares of Stock that may be issued under the Plan, as well as the number and class of shares or other property subject to outstanding Options and the applicable option or exercise price per share, shall be adjusted appropriately by the Committee, as determined in its sole discretion.

Article VI.

Duration of Plan

The Plan shall remain in effect, subject to the Board's right to terminate the Plan pursuant to Article IX, until all Stock subject to it has been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth anniversary of the Plan's Effective Date.

Article VII.

Terms of Options

7.1 Grant of Options

a.          Specific grants will be based upon the performance of the Company, creation of shareholder value, and the performance of each Director.

b.	All options granted under the Plan will be Non-Qualified Stock Options.

7.2 Stock Option Agreement.

Each Option shall be evidenced by a Stock Option Agreement that shall specify that the Options are Non-Qualified Stock Options, the Exercise Price, the duration of the Options, the number of shares of Stock to which the Option pertains, the events by which the Options become Vested, and such other provisions as the Committee shall determine.

7.3	Exercise Price.

All Options granted under the Plan will be granted at a price equal to the Fair Market Value as of the Option Date applicable to that Option.

7.4	Duration of Options.

Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable on or after five (5) years following the date of grant.

7.5	Vesting of Options.

a.           All Options granted under the Plan will become Vested in accordance with the following schedule:

i)	None until the expiration of one year from the granting date (the rating period);
ii) Twenty-five percent (25%) of all shares after one (1) year from the granting date;
iii) Fifty percent (50%) of all shares after two (2) years from the granting date;

iv)  Seventy-five percent (75%) of all shares after three (3) years from the granting date; and

v)  One hundred percent (100%) of all shares after four years from the granting date. This Option shall expire five (5) years after the granting date. To the extent the optionee does not purchase all or part of the shares of Stock to which optionee is entitled, the Option shall expire as to such unpurchased shares.

b.         Notwithstanding the provisions of Subsection (a) above, except as otherwise provided by the Committee, Options granted under the Plan will become 100% Vested and exerciseable in the event of the Participant's death, Disability, or Change in Control, except that no portion of an Option shall become Vested under this Subsection (b) to the extent that the acceleration of vesting of such portion under this Subsection (b) would be subject to the excise tax imposed by Section 4999 of the Code.

7.6 Nontransferability of Options.

No Option granted under the Plan, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, Options may be exercised only by the Participant.

7.7 Restriction on Stock Transferability.

The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, under any blue sky or state securities laws applicable to such shares and under any buy/sell agreements entered into by the existing shareholders.  It is anticipated that prior to the time of the first exercise of an Option, the Company will file a form S-8 with the Securities and Exchange Commission and restrictions may not be necessary.

7.8 Exercise of Options.

A Participant shall exercise a Vested Option by written notice to the Committee specifying the number of shares of Stock to be purchased. The Exercise Price of any Vested Option shall be payable to the Company in full at the time of the exercise of the Option in a manner as is specified in the Stock Option Agreement.

7.9 Purchase for Investment.

At the time of any exercise of any Option, the Committee may, if it shall deem it necessary for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require as a condition to the issuance of Stock that the Participant represent in writing to the Company that it is his intention to acquire the Stock for investment only and not for resale and make any other representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. In the event such any such representations or agreements are required and made, no Stock shall be issued to the Participant unless and until the Company is satisfied with the validity of such representations and agreements. Certificates for Stock as to which such representations and agreements are required and made may, in the discretion of the Board, be endorsed with a legend noting such representations and agreements.

Article VIII.

Cessation As Director

In the event the Participant shall cease to be a Director of the Company for any reason, except following an event enumerated in Section 7.5(b), any outstanding Vested Options may be exercised for a period of twelve (12) months following such cessation as a Director (or the expiration date of the Option, if shorter) or such other period as the Committee may approve. The Participant may exercise any such Options as were exercisable at the date of cessation as a Director, and no more.

In the event the Participant shall cease to be a Director of the Company following an event enumerated in Section 7.5(b), except death, any outstanding Options may be exercised until the expiration date of the Option or such other period as the Committee may approve. The Participant may exercise only such options as were exercisable at the date of the cessation as a Director, and no more.

If the Participant dies before his service as a Director ceases, the Participant's Beneficiary may, within the twelve (12) month period following death (or the expiration date of the Options, if shorter) or such other period as the Committee may approve, exercise the Options on the Participant's behalf.

Article IX.

Amendment, Modification and Termination of Plan

The full Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without the approval of the holders of a majority of the shares of Stock entitled to vote represented in person or by proxy at a meeting duly called may:

a.	Increase the total amount of Stock which may be issued under the Plan, except as provided in Sections 5.2 and 5.3 of the Plan.
b.	Change the class of individuals eligible to receive Options.
c.	Change the provisions of the Plan regarding the Exercise Price except as permitted by Section 5.3.
d.	Materially increase the cost of the Plan or materially increase the benefits to Participants.
e.	Extend the period during which Options may be granted.
f.	Extend the maximum period after the date of grant during which Options may be xercised.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option granted under the Plan without the consent of the Participant.

Article X.

Tax Withholding

Whenever shares of Stock are to be issued under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local tax withholding requirements. The Company may also withhold from delivery to the recipient a number of shares, the Fair Market Value of which is sufficient to satisfy federal, state and local withholding requirements.

Article XI.

Unfunded Plan

The Plan shall be unfunded. The Company shall not be required to segregate any assets that may be represented by Options. The Company shall not be deemed to be a trustee of any amounts to be paid under any Option. Any liability of the Company to pay any Participant with respect to an Option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company.

Article XII.

No Right To Remain A Director

The grant of an Option shall not create any right in any person to remain as a Director of the Company.

Article XIII.

Requirement of Law

13.1 Requirement of Law.

The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.2 Governing Law.

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Kansas except to the extent superseded by federal law.

Adopted by the Board of Directors on December 1, 2005, subject to stockholder approval.

Approved by the stockholders on May 23, 2006.

Amended by the Board of Directors on April 2, 2008, subject to stockholder approval.

Amended by the Board of Directors on May 12, 2008, subject to stockholder approval.

Duckwall – ALCO Stores, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	01 – Royce Winsten	02 – Raymond A.D. French	03 – James G. Hyde
	04 – Dennis E. Logue	05 – Lolan C. Mackey

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

☐	For All EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐	04 ☐	05 ☐

2. Ratification of KPMG LLP as independent accountants for the Company for the fiscal year ending February 1, 2009.	For ☐	Against ☐	Abstain ☐

3. Amend our Non-Qualified Stock Option Plan for Non-Management Directors.	For ☐	Against ☐	Abstain ☐

B.	Non-Voting Items

Change of Address – Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign your name exactly as it appears hereon. If signing as a representative, please include capacity.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Duckwall-Alco Stores, Inc.

ANNUAL MEETING JUNE 4, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Duckwall-ALCO Stores, Inc., a Kansas Corporation, appoints Mr. Donny R. Johnson and Mr. Charles E. Bogan or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the offices of the Company, 401 Cottage Avenue, Abilene, Kansas, on June 4, 2008 at 10:00 A.M. CDT and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED "FOR" ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.